UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2004

MIM Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)		10523 (Zip Code)

Registrant's telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 16, 2004, Mr. James S. Lusk resigned as the Company's Chief Financial Officer, Executive Vice President and Treasurer, effective January 7, 2005. Mr. Lusk resigned to pursue an opportunity with Avaya, Inc.

      Mr. Lusk's positions as Chief Financial Officer and Treasurer will be assumed on an interim basis by Ms. Juliet A. Palmer, CPA, currently the Company's Vice President of Finance and Corporate Controller. Ms. Palmer has served as Corporate Controller since she was hired by the Company in October 1999. She was promoted to Vice President of Finance in April 2001.

      Prior to joining the Company, from February 1995 through September 1999, Ms. Palmer served as Director of Accounting for Mariner Health Care, Inc., a Connecticut based long-term health care services company. Prior to 1995, she held finance management positions with a manufacturing company and related long-term care organization.

      In addition, Mr. Barry A. Posner, the Company's Executive Vice President, General Counsel and Corporate Secretary will, on an interim basis, assume responsibility for investor relations.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 21, 2004	MIM CORPORATION By: /s/ Barry A. Posner Barry A. Posner, Executive Vice President, Secretary and General Counsel